Exhibit 99.5

STOCK ORDER FORM – SIDE 1
For Internal Use Only
	BATCH #	ORDER #	CATEGORY
	REC’D	O	C
Stock Information Center 211 North Main Street Building 211, Suite 104 Cape May Court House, NJ Call us ( ) - (local) or ( ) - (toll free)	ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Eastern time, on , 2007. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on this form. You may NOT deliver this form to any Cape Savings Bank banking office. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED GREEN SHEET OF STOCK ORDER FORM INSTRUCTIONS

(5) PURCHASER INFORMATION
SUBSCRIPTION
(1) NUMBER OF SHARES	PRICE PER SHARE	(2) TOTAL PAYMENT DUE	Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:
X $10.00 =
$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 35,000 ($350,000). See Stock Order Form Instructions.		a.☐	Cape Savings Bank depositors with aggregate balances of at least $50 as of the close of business on June 30, 2006.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER		b.☐	Cape Savings Bank depositors with aggregate balances of at least $50 as of the close of business on September 30, 2007.
Enclosed is a personal check, bank check or money order made payable to: Cape Bancorp, Inc. in the amount of:	$.00	c.☐	Cape Savings Bank depositors as of , 2007, who were not eligible to subscribe in (a) or (b) above.

Cash, wire transfers, third-party checks, and Cape Savings Bank line of credit checks will not be accepted for this purchase. Checks will be cashed upon receipt.	Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 7, check the first box that applies to this order.

(4) METHOD OF PAYMENT – ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Cape Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received.

Cape Savings Bank IRA accounts and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

d.☐	You are a natural person who is a resident of Cape May or Atlantic Counties, New Jersey.
e.☐	You are a Boardwalk Bancorp, Inc. shareholder as of , , 2007.
f. ☐	You are placing an order in the Community Offering, but (d) and (e) above do not apply.

For Internal Use Only	Cape Savings Bank Deposit Account Number(s)	Withdrawal Amount(s)	Please provide the following information as of the above eligibility date under which you qualify in the Subscription Offering:
		$ .00	Deposit Account Title (Name(s) on Account)	Account Number(s)

$ .00
$ .00
	Total Withdrawal Amount	$ .00
(6) MANAGEMENT AND EMPLOYEES (Check a box, if applicable)
Check here if you are a Cape Savings Bank:

☐ Director	☐ Officer	☐ Employee	NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
☐ Member of the immediate family of a director, officer, or employee (immediate family is defined in the Stock Order Form Instructions)

(7) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. You may not add the name(s) of persons/entities who do not have subscription rights or who qualified in a lower subscription offering priority than you do. See Stock Order Form Instructions for further guidance.
First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (important)
City (important)	State	Zip	County (important)	Evening Phone Number (important)

(8) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions.					FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY

☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ Uniform Transfer to Minor’s Act		☐ IRA
☐ Corporation/Partnership		☐ Other	(for reporting SSN, use minor’s	)	SSN of Beneficial Owner: - -

(9) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE
I understand that, to be effective, this form, properly completed, and together with full payment or withdrawal authorization, must be received by Cape Bancorp, Inc. no later than 12:00 noon Eastern time, on , 2007, otherwise this form and all of my subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

STOCK ORDER FORM – SIDE 2

(9)	ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE (continued from front of Stock Order Form)

I agree that after receipt by Cape Bancorp, Inc., this Stock Order Form may not be modified or canceled without Cape Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum individual purchase limitation of $350,000, or the $500,000 overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering combined, as set forth in the Plan of Conversion and the Prospectus dated                     , 2007.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR SAVINGS ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY CAPE BANCORP, INC. OR CAPE SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of Cape Bancorp, Inc., I received the Prospectus dated                     , 2007, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page     , which include, but are not limited to the following:

1.	Rising interest rates may decrease our profits and asset values.

2.	Our emphasis on commercial real estate loans and commercial business loans may expose us to increased lending risks.

3.	A downturn in the local economy or a decline in real estate values would reduce our profits.

4.	Strong competition within our market area could reduce our profits and slow growth.

5.	We operate in a highly regulated environment and we may be affected adversely by changes in laws and regulations.

6.	There is a possibility that Cape Savings Bank will be unable to effectively integrate Boardwalk Bank with its operations.

7.	We could potentially recognize goodwill impairment charges after the merger and conversion.

8.	Subscribers who purchase shares in the offering will experience dilution of their investment as a result of the issuance of the merger shares.

9.	The future price of the shares of our common stock may be less than the purchase price in the stock offering.

10.	Our stock-based benefit plans will increase our costs, which will reduce our income.

11.	The implementation of stock-based benefit plans may dilute your ownership interest.

12.	The contribution of shares to the charitable foundation will dilute your ownership interest and adversely affect net income in 2008.

13.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

14.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

15.	We have not determined whether we will adopt stock-based benefit plans more than one year following the conversion. Stock-based benefit plans adopted more than one year following the conversion may exceed regulatory restrictions on the size of stock benefit plans, which would increase our costs.

16.	Our return on equity initially will be low compared to other publicly traded financial institutions. A low return on equity may negatively affect the trading price of our common stock.

17.	A significant percentage of our common stock will be held by directors and officers of Cape Bancorp and our benefit plans.

18.	Our stock value may be affected negatively by federal regulations restricting takeovers.

19.	There may be a limited market for our common stock, which may adversely affect our stock price.

20.	The price of our common stock may not be as favorable as other common stock sold in mutual to stock conversions.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

CAPE BANCORP, INC.

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to purchase and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 35,000 shares ($350,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 50,000 shares ($500,000), in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Cape Bancorp, Inc. These will be cashed upon receipt, and acceptance of this order is subject to collection of funds. Indicate the amount remitted. Interest will be paid at our passbook savings rate until the offering is completed. Cash, wire transfers, third-party checks, and Cape Savings Bank line of credit checks may not be remitted as payment for this purchase.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Cape Savings Bank deposit account(s). Indicate the account number and amount you wish withdrawn from each account. Funds designated for withdrawal must be in the account(s) at the time the Stock Order Form is received. Upon receipt of the order, we will place a hold on the amount(s) designated by you. These funds will then become unavailable to you for withdrawal; however, you will continue to earn interest within the account(s) at the contractual rate. There will be no early withdrawal penalty for withdrawal from a Cape Savings Bank certificate of deposit account for this purpose. Note that you may NOT designate Individual Retirement Accounts, or accounts with check-writing privileges for direct withdrawal on this form. If you would like to use funds from an account with check-writing privileges, please make payment by a check drawn on such account. Please contact the Stock Information Center as soon as possible, preferably by                     , 2007, if you want to use Cape Savings Bank retirement account funds (or any other retirement funds) to make your stock purchase. Your ability to use retirement account funds to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchasers listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all the Cape Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only the entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of our share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in a Subscription Offering will take preference over orders placed in a Community Offering. See “The Conversion and Stock Offering” section of the prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Management and Employees. Check the applicable box if you are a Cape Savings Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings, and children who reside in the same house as the director, officer or employee.

Section (7) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including the mailing of a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. You may not add the name(s) of persons/entities who do not have subscription rights or who qualified in a lower subscription priority. Stock may be registered in the name of a trust for which you are the sole beneficiary or sole income beneficiary. For this purpose, an IRA that is held as a custodial account is deemed to be a trust. A Social Security or Tax ID number must be provided. The first number listed will be identified with your purchase for tax reporting purposes. Listing a phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof. Please refer to the other side of these instructions for important information on stock registrations.

(over)

CAPE BANCORP, INC.

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (8) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.,” “Mrs.,” etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of the Stock Order Form must have had an eligible account at Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007.

Buying Stock Jointly:

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of the Stock Order Form must have had an eligible account at Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of the Stock Order Form must have had an eligible account at Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of the Stock Order Form must have had an eligible account at Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007. The standard abbreviation for custodian is “CUST,” while the Uniform Transfer to Minors Act is “UTMA,” followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NJ Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NJ (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of the Stock Order Form must have had an eligible account at Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of the Stock Order Form must have had an eligible account at Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007.

Buying Stock in a Self-Directed IRA or Other Retirement Account (for trustee/broker use only) – Purchasers may not designate Cape Savings Bank retirement accounts for direct withdrawal on this Stock Order Form. Cape Savings Bank retirement account funds will have to be transferred, before a stock order is placed, to an independent trustee, such as a brokerage firm. Please contact the Stock Information Center as soon as possible, preferably at least two weeks prior to the end of the offering period, for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had an eligible deposit in Cape Savings Bank on June 30, 2006, September 30, 2007, or                     , 2007. Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

Section (9) – Acknowledgment, Certification and Signature. Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment and certification. Verify that you have printed clearly, and completed all applicable shaded areas. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

DELIVERY INSTRUCTIONS. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 12:00 noon, Eastern time, on                     , 2007. Please do not submit faxes or copies of the Stock Order Form. Stock Order Forms can be delivered by mail using the enclosed Order Reply Envelope, by hand, or by overnight delivery to the address on the front of the Stock Order Form. You may NOT deliver this form to any Cape Savings Bank banking offices. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or required signature(s).

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, at (    )      -         (local) or (    )      -         (toll free), Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center is not open on weekends or bank holidays.